SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2015

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 31, 2015, SolarWindow Technologies, Inc. (the "Company") entered into a Second Amended Bridge Loan Agreement (the "Amendment") with Kalen Capital Corporation ("KCC"), a corporation owning in excess of 10% of the Company's common stock, pursuant to which KCC agreed to extend the maturity date of the loan in the principal amount of $3,000,000 (the "Loan") KCC originally made to the Company on October 7, 2013, as amended on November 10, 2014, from December 31, 2015 to December 31, 2017.

In order to induce KCC to enter into the Amendment and extend the maturity date of the Loan, the Company issued to KCC a Series N Stock Purchase Warrant (the "Series N Warrant") to purchase up to 767,000 shares of the Company's common stock at an exercise price of $3.38 per share through December 31, 2020; the Series N Warrant contains a provision allowing the holder to exercise the Series N Warrant on a cashless basis as further set forth therein. The Company also agreed to extend the termination date of all of KCC's then outstanding warrants to December 31, 2020.

The foregoing descriptions of the Series N Warrant and the Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the respective document filed as Exhibit 4.1 and Exhibit 10.1 hereto and are incorporated herein by reference.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuance of the securities was completed in accordance with the exemption provided by, without limitation, Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation S of the ("Regulation S"), as promulgated thereunder, as the sale of the securities were completed in an "offshore transaction, as defined in Rule 902(h) of Regulation S, the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2016, the Company granted to each member of its Board of Directors (the "Board"), John Conklin, Alastair Livesey and Joseph Sierchio, 30,000 shares, 90,000 shares in the aggregate, (the "Shares") of the Company's common stock pursuant to the Company's 2006 Incentive Stock Option Plan. As part of the grant of the Shares the Company and each of the Board members entered into a Lock-Up Agreement (the "Lock-Up Agreement") pursuant to which the Board members agreed that for a period of one year from the date of entry they will not, without the express written consent of the Company, make, offer to make, agree to make, or suffer any Disposition, as defined in the Lock-Up Agreement, of more than 25% of the Shares.

The description of the Lock-Up Agreement set forth herein is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a form of which is attached hereto as Exhibit 10.2.

On January 2016, the Board increased the annual cash retainer for each of its non-employee directors from $17,000 to $18,000, beginning on March 1, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Series N Stock Purchase Warrant

10.1	Second Amended Bridge Loan Agreement between SolarWindow Technologies, Inc. and Kalen Capital Corporation dated December 31, 2015

10.2	Form of Lock-Up Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 7, 2016.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer